Exhibit 99.1

JOINT FILING AGREEMENT

This Joint Filing Agreement, dated as of October 8, 2021 is by and among High Street Partners, Ltd., Working Capital Partners, Ltd., Working Capital Advisors (UK) Ltd., Working Capital Management Pte. Ltd., and Kenneth Chan (the foregoing are collectively referred to herein as the “Filers”).

Each of the Filers may be required to file with the United States Securities and Exchange Commission a statement on Schedule 13D and/or 13G with respect to Class A Common Stock, of Stitch Fix, Inc. beneficially owned by them from time to time.

Pursuant to and in accordance with Rule 13(d)(1)(k) promulgated under the Securities Exchange Act of 1934, as amended, the Filers hereby agree to file a single statement on Schedule 13G and/or 13D (and any amendments thereto) on behalf of each of such parties, and hereby further agree to file this Joint Filing Agreement as an exhibit to such statement, as required by such rule.

This Joint Filing Agreement may be terminated by any of the Filers upon one week’s prior written notice or such lesser period of notice as the Filers may mutually agree.

Executed and delivered as of the date first above written.

HIGH STREET PARTNERS, LTD.

By:	/s/ Wai Keng Kwok
Wai Keng Kwok
Director

WORKING CAPITAL PARTNERS, LTD.

By:	/s/ Wai Keng Kwok
Wai Keng Kwok
Director

WORKING CAPITAL ADVISORS (UK) LTD.

By:	/s/ Wai Keng Kwok
Wai Keng Kwok
Director

WORKING CAPITAL MANAGEMENT PTE. LTD.

By:	/s/ Wai Keng Kwok
Wai Keng Kwok
Director

KENNETH CHAN

By:	/s/ Kenneth Chan